Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 27, 2010 with respect to the Consolidated Balance Sheet of O’Donnell Strategic Gateway REIT, Inc. included in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-170173) and related Prospectus of O’Donnell Strategic Gateway REIT, Inc. for the registration of 110,526,316 shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

January 4, 2011